SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2005

PORTAL SOFTWARE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-25829	77-0369737
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10200 South De Anza Boulevard

Cupertino, CA 95014

(Address, including zip code, of principal executive offices)

(408) 572-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: The Registrant is filing this Amendment to our Current Report on Form 8-K, filed with the Commission on November 28, 2005, to amend and restate our previous disclosures with respect to the matters set forth in Item 4.02.

Item 2.02 Results of Operations and Financial Condition

On November 28, 2005, Portal Software, Inc. (the “Registrant”) announced that it will restate its previously issued financial statements for the first, second and third quarters of fiscal 2005 and provided preliminary estimates of the principal effects of such restatements. These previously issued preliminary estimates of the principal effects of such restatements have been updated in Item 4.02 below to reflect subsequent changes in those estimates. The Registrant also released preliminary bookings and cash information for its third quarter ended October 28, 2005. A copy of the press release issued by the Registrant concerning the foregoing information is furnished herewith as Exhibit 99.1.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On November 21, 2005, the Registrant and the Audit Committee of the Registrant’s Board of Directors (the “Audit Committee”), in consultation with Ernst & Young LLP (“Ernst & Young”), the Registrant’s independent auditors, concluded that the Registrant’s financial statements for the first, second and third quarters of fiscal 2005 should no longer be relied upon because of certain material errors in such financial statements, which errors were deemed by the Registrant as likely to be material in the aggregate.

The adjustments that give rise to the restatements and adjustments to the previously reported preliminary unaudited financials fall into four categories:

1.	The accounting for revenue on certain complex multi-element contracts. The largest of the changes results from the Registrant’s application of certain paragraphs of SOP 97-2 on one large multi-element contract where Vendor Specific Objective Evidence (VSOE) of fair value for consulting services was not present;

2.	The accounting for deferred costs on certain long term projects. The Registrant had incorrectly deferred costs on certain large fixed price services contracts;

3.	The accounting for certain international withholding and payroll taxes. The Registrant had over accrued for certain international withholding taxes and had not accrued properly for international payroll taxes in international countries where the company had small operations. This adjustment relates to a material weakness previously disclosed in the Registrant’s press release dated June 30, 2005; and

4.	The impact of a number of individually insignificant adjustments.

The Registrant intends to restate its financial statements for the periods referenced above. The Audit Committee has discussed the matters disclosed in this Item 4.02(a) with Ernst &Young.

Ernst & Young concurred with the Registrant’s conclusion of the nature of the items contributing to the restatement. The Registrant and Ernst & Young have not yet completed their respective procedures and audit, respectively, with respect to the Registrant’s financial statements for fiscal 2005, including, but not limited to, procedures relating to the Registrant’s estimated adjustments disclosed in the November 28, 2005 press release, the Form 8-K and this Form 8-K/A, each of which is incorporated herein, as amended.

On November 28, 2005, the Registrant issued a press release relating to these matters, a copy of which was furnished as Exhibit 99.1. Since November 28, 2005, and as a result of the Registrant’s continuing procedures, the Registrant’s estimate of the financial impact of certain of the restatement items has changed, including amounts pertaining to the previously identified large, multi-element contract entered into in fiscal 2005.

As of December 15, 2005, individual quarterly revenue is expected to change from originally reported revenue as follows:

Quarter	Increase/(Decrease)
Q1 FY2005	$(200,000)
Q2 FY2005	$100,000
Q3 FY2005	$(600,000)

Q1-Q3 FY2005 Total	$(700,000)

As of December 15, 2005, the individual quarterly net loss is expected to change from originally reported net loss as follows:

(Increase)/Decrease in Net Loss:

Quarter	Deferred Cost	International Taxes	Revenue & Other Cost of Revenue	Total
Q1 FY2005	$(1,500,000)	$(900,000)	$(200,000)	$(2,600,000)
Q2 FY2005	$1,800,000	$100,000	$200,000	$2,100,000
Q3 FY2005	$(1,000,000)	$(400,000)	$(100,000)	$(1,300,000)

Q1-Q3 FY2005 Total	$700,000	$(1,200,000)	$(100,000)	$(1,800,000)

Additional Information

On December 13, 2005, the Registrant received a letter from the Securities and Exchange Commission’s Division of Corporate Finance inquiring about the impact of these adjustments on the Registrant’s prior period financial results. The Registrant has responded to the Commission as follows:

Portal respectfully submits that, in its evaluation of the issues identified with respect to the fiscal 2005 quarterly financial statements summarized in the four restatement categories referenced in its Form 8-K, Portal assessed which issues were applicable to periods prior to fiscal 2005.

In particular, with respect to the revenue restatement item, Portal respectfully notes that the largest of the adjustments relates to a large, multi-element contract entered into in fiscal 2005 where vendor specific objective evidence (VSOE) of fair value for consulting services was not present. Portal disclosed in its February 3, 2005 press release that, during the close of its third quarter of fiscal 2005, it had concluded that it could no longer determine VSOE of fair value for consulting services. The error relating to the adjustment for this large contract would not have impacted its fiscal 2004 financial statements because the contract at issue was executed during FY 2005. Moreover, Portal maintained VSOE of fair value for its consulting services in fiscal 2004.

The majority of the remaining revenue adjustments relate to certain contracts, which Portal initially accounted for as time and materials services contracts, rather than as fixed price services contracts, owing to a misinterpretation of the applicable contracts. Portal has determined that the accounting for these contracts, which relate to the material weaknesses previously disclosed in its press release dated June 30, 2005, as well as its Form 10-Q for the third quarter of fiscal 2005 filed on April 25, 2005, did not impact its year-end 2004 financial statements in a material amount. Portal is currently evaluating whether these contracts or any other contracts with similar issues could have impacted its quarterly financial statements in fiscal 2004.

The majority of the cost restatement items related to errors in calculating deferred costs on large, fixed price consulting services contracts, which errors resulted from the use of an incorrect methodology resulting in the deferral of costs to normalized margins on services contracts, inappropriate capitalization of costs on loss contracts, and inaccurate cost rates. Portal determined that these errors, which also relate to previously disclosed material weaknesses involving an insufficient number of qualified and experienced financial and accounting personnel, did not impact its year-end 2004 financial statements in a material amount. Portal is currently evaluating whether these errors could have materially impacted its quarterly financial statements in fiscal 2004.

With respect to the restatement item relating to foreign payroll and withholding tax accruals, Portal has determined that these errors did not materially impact its year-end or quarterly financial statements in fiscal 2004. Portal is still in the process of determining whether any of the individually insignificant adjustments impacted its fiscal 2004 financial statements in a material amount.

Based on the above and as of this writing, Portal does not believe that any of the restatement items, individually or in the aggregate, impacted its year-end fiscal 2004 financial statements in a material amount. Portal is still in the process of reviewing its fiscal 2004 quarterly financial statements to determine whether any of these items impacted these financial statements in a material amount.

As disclosed in Portal’s November 28, 2005 press release, its original Form 8-K and the Form 8-K/A filed contemporaneously herewith, the estimates provided with respect to its restatement are preliminary. Portal is still in the process of completing its procedures with respect to its fiscal year 2005 financial statements and will continue to evaluate all adjustments identified, individually and in the aggregate, including whether those adjustments materially impact previously filed financial statements. Should, in the course of completing its procedures, Portal conclude that any of its previously issued financial statements should not be relied upon, Portal will promptly notify the Staff and issue the appropriate disclosures as required under Form 8-K requirements.

Forward Looking Statements

Our revised estimates constitute forward-looking statements and actual results could vary for the reasons described herein. In addition, the Registrant repeats its disclosures in Exhibit 99.1 as follows:

Statements in this release concerning the adjustments Portal expects to make in previously filed SEC reports for the first three quarters of fiscal year 2005, and to the preliminary financial results for the fourth quarter of fiscal 2005 and the first two quarters of fiscal year 2006, as well as statements regarding the completion of the audit of our fiscal year 2005 financial statements, are forward looking statements that involve a number of uncertainties and risks. Factors that could cause actual events or results to differ materially include the following:

Portal’s auditors have not completed their audit of our fiscal 2005 results, nor commenced their review of the first three quarters of fiscal 2006 results disclosed here and in previous releases. Consequently, our Audit Committee has not had an opportunity to complete its review of the preliminary financial results contained herein. During the course of completing these respective reviews and audit, we may determine we need to further revise materially the preliminary results reported herein, further adjust results reported for the first three quarters of fiscal year 2005 or further restate the results reported for previous periods. The material weaknesses in our internal controls significantly increase the risk that the preliminary financial results reported herein, including results reported as specific numbers or within ranges, as well as our previously issued financial results, may need to change. For instance, we may discover errors in determining these results or additional information that has a material impact upon them. In addition, customers are engaging in greater due diligence before making commitments and, as a result, some orders have been delayed and we may not reach our expected level of sales required to become operating cash flow positive in the fourth quarter of fiscal 2006.

Significant consequences could result from one or more of these general or specific events occurring, particularly if they result in a material impact to our financial results. We would likely be further delayed in filing our Form 10-K for fiscal year 2005 and our Forms 10-Q for the first three quarters of fiscal year 2006. In addition, we may incur additional costs, experience delays or the loss of new and existing business, as well as management distraction, private litigation, regulatory inquiries or enforcement action, and employee attrition. These consequences, if they materialize, would have a material adverse impact on our business and operations. Other factors which could cause actual results to differ from those discussed in this press release are described in detail in our Annual Report on Form 10-K for the fiscal year ended January 30, 2004, our subsequent quarterly reports on Form 10-Q, and our current reports filed on Form 8-K. All statements made in this press release are made only as of the date set forth at the beginning of this release. Portal undertakes no obligation to update the information in this release in the event facts or circumstances subsequently change after the date of this press release.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

*99.1 Press release, dated November 28, 2005, entitled “Portal Software to Restate Previously Filed Fiscal 2005 Quarterly Results and Provide Update on Business.”

*	Previously filed.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PORTAL SOFTWARE, INC.

Dated: December 23, 2005	By:	/s/ Larry Bercovich
Larry Bercovich
SVP, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release, dated November 28, 2005, entitled “Portal Software to Restate Previously Filed Fiscal 2005 Quarterly Results and Provide Update on Business.”

*	Previously filed.